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                                                                 EXHIBIT 3(i).4

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              COMPUWARE CORPORATION
                               AS OF JULY 24, 2000


                                    Article I

                            MEETINGS OF SHAREHOLDERS

                  Section 1.01. PLACE OF MEETINGS. Annual and special meetings of the shareholders shall be held at such place within or without of the State of Michigan as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

                  Section 1.02. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the fourth Tuesday in the month of August of each year, beginning with the year 1993, at the hour of 11:00 o'clock a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

                  Section 1.03. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board (if elected by the Board of Directors), the President, the Secretary or the Board of Directors or, notwithstanding the foregoing, upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the circuit court of the county in which the principal place of business or registered office is located, for good cause shown, may order a special meeting of shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in the order. At any such meeting ordered to be called by the court, the shareholders present in person or by proxy and having voting powers constitute a quorum for transaction of the business designated in the order.

                  Section 1.04. NOTICE OF MEETINGS.

                  (1) Except as otherwise provided herein, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

                  (2) When a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such





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business is transacted as might have been transacted at the original meeting.
However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under subsection (1).

                  (3) Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  (4) Any notice required by statute or by these By-Laws to be given to the Shareholders, or to directors, or to any officer of the Company, shall be deemed to be sufficient to be given by depositing the same in a post office box, in a sealed, post-paid wrapper, addressed to such shareholder, director, or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.

                  Section 1.05. WAIVER OF NOTICE. Any action required or permitted by the laws of the State of Michigan and by these By-Laws to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, if signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                  Section 1.06. QUORUM AND ADJOURNMENT. At all meetings of shareholders, except as otherwise expressly provided by statute or the Articles of Incorporation, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a majority of the shares present.

                  Section 1.07. VOTE OF SHAREHOLDERS. Each outstanding share having the right to vote is entitled at every meeting of shareholders to one (1) vote on each matter submitted to a vote. A vote may be cast either orally or in writing. Whenever any other corporate action is to be taken by vote at a meeting of the shareholders, it shall, except as otherwise required by statute or by the Articles of Incorporation, be authorized by a majority of the votes cast by such holders present in person or by proxy and entitled to vote.

                  Section 1.08. PROXIES. Every shareholder entitled to a vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his authorized agent or representative. No proxy shall be valid after the expiration of three (3) years




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from the date thereof unless otherwise provided in the proxy.

                  Section 1.09. CONSENTS. Whenever by any statute or the Articles of Incorporation, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent setting forth the action so taken, signed in person by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                  Section 1.10. ORGANIZATION OF SHAREHOLDERS' MEETINGS. At every meeting of the shareholders, the Chairman of the Board, the President, or in his absence, a Vice-President, or in his absence, the Secretary, or in the absence of the Chairman of the Board, the President, Vice-President and Secretary, a Chairman chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman shall act as Secretary.

                  Section 1.11. NEW SHAREHOLDERS. Every person becoming a shareholder in this Company shall be deemed to assent to these By-Laws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate shall be deemed to have waived notice of such meeting.

                  Section 1.12. ADVANCED NOTICE PROVISIONS.

                  a. Annual Meetings of Shareholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the directors or (iii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

                  b. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than



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60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Corporation if elected) (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of each class of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                  c. Notwithstanding anything in the second sentence of paragraph (a) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                  d. Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may



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be) for election to such position as specified in the Corporation's notice of meeting, if the shareholder's notice containing the information required by paragraph (a)(2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

                  e. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  f. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   Article II
               DETERMINATION OF VOTING, DIVIDEND AND OTHER RIGHTS

                  For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed.

                  If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the



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Board relating thereto is adopted.

                  Whenever any shareholder present at a meeting of shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat, shall appoint inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facia evidence thereof.

                  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this section for the adjourned meeting.

                                   Article III
                                    DIRECTORS

                  Section 3.01. GENERAL POWERS. The business and property of the Corporation, except as expanded and/or limited by the Articles of Incorporation, the By-Laws or by statute, shall be managed by the Board of Directors.

                  Section 3.02. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors shall be as specified in the Articles of Incorporation, or, if not so specified, no greater than 11 and no less than 1. In either event, such numbers may be increased by amendment of the appropriate documents. The directors need be shareholders only if so specified in the Articles of Incorporation. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the directors shall be elected at the annual meeting of shareholders and shall hold office for the term for which each director is elected and qualified, or until his death, resignation or removal.

                  Section 3.03. ELECTION. At each meeting of the shareholders for the election of directors, at which a quorum is present, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock having voting power owned by him for or against each director to be elected. Except as otherwise provided by the Articles of Incorporation, there shall be no right to cumulate votes. Each person standing for election as a director shall be elected upon his receipt of a plurality of the votes cast for his election. A person not receiving a plurality of the votes cast shall not be elected.

                  Section 3.04. PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular or special, shall be held at any place within or without the State of Michigan as may from time to time be determined by the Board of Directors.

                  Section 3.05. ORGANIZATION MEETING. Without notice of such meeting, a




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newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting is held, or the Board of Directors may meet at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice.

                  Section 3.06. ANNUAL MEETING. The Board of Directors shall meet as soon as practicable after each annual election of directors for the purpose of organization, election of officers and the transaction of other business on the same day and at the same place at which the shareholders' meeting is held. Notice of such meeting need not be given. Such meeting may be held at such other time and place as shall be specified in a notice to be given as hereinafter provided for special meetings of the Board of Directors, or according to consent and waiver of notice thereof signed by all the directors.

                  Section 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date and hour of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, cable, or radio, or be delivered personally, or by telephone at least three (3) calendar days before the day on which the meeting is to be held. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Articles of Incorporation, these By-Laws, or the terms of notice thereof, any and all business may be transacted at any special meeting.

                  Section 3.08. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on a regular basis. The frequency and number of such regular meetings shall be set by the Board of Directors as from time to time in their discretion they deem necessary. Notice of such regular meetings, and any adjournment thereof, shall be as set forth in Section 3.07 of this Article III.

                  Section 3.09. ACTION WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, the number of directors specified in the Articles of Incorporation then in office, or if no number is so specified, a majority of the members of the Board of Directors then in office, consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors. The consent has the same effect as a vote of the Board of Directors for all purposes.

                  Section 3.10. QUORUM AND MANNER OF ACTION. A majority of the members of the Board of Directors then in office constitutes a quorum for the transaction of business unless the Articles of Incorporation provide otherwise. The vote of a majority of the directors present at a meeting at which a quorum is present constitutes the action of the Board of Directors, except as otherwise required by statute or the Articles of Incorporation. A majority of the directors



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present, whether or not a quorum is present, may by resolution adjourn any meeting, to another place and time, from time to time for a period not exceeding fourteen (14) days in any one case.

                  Section 3.11 COMPENSATION. Each director of the Corporation may serve without fee, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, special or regular meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 3.12. REMOVAL OF DIRECTORS. A director, directors, or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors, except as otherwise provided by statute or the Articles of Incorporation. The holders of such shares shall not have the right to vote cumulatively on such removal, except as otherwise provided in the Articles of Incorporation.

                  Section 3.13. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon its receipt by addressee named above or a subsequent time as set forth in the notice of resignation.

                  Section 3.14. VACANCIES. Any newly created directorships and vacancies occurring on the Board of Directors by reason of death, resignation, retirement, disqualification or removal may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum. Unless a successor director is elected by a vote of the shareholders, any director elected by the Board of Directors because of an increase in the number of directors or to fill a vacancy, shall hold office for the unexpired portion of the term of his predecessor or until the next election of directors by the shareholders, whichever shall first occur.

                  Section 3.15. ORGANIZATION OF BOARD MEETING. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence, the President, or in his absence, a Vice-President, or in his absence the Secretary, or in his absence a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The secretary, or in his absence, any person appointed by the chairman, shall act as secretary of the meeting.

                                   Article IV
                                   COMMITTEES

                  Section 4.01. EXECUTIVE COMMITTEE - CONSTITUTION AND POWERS. Unless the unanimous vote of the Board of Directors is required by the Articles of Incorporation to transact business, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, then in office, may designate from among its members an Executive Committee and a Chairman and officers thereof, consisting of one (1) or more directors which, to the extent provided in such resolution, may exercise all powers and authority of the Board of Directors in management



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of the business affairs of the Corporation. However, the Executive Committee does not have the power or authority to:

                  (a)      Amend the Articles of Incorporation.

                  (b)      Adopt an agreement of merger or consolidation.

                  (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

                  (d) Recommend to shareholders a dissolution of the Corporation by a revocation of a dissolution.

                  (e)      Amend the By-Laws of the Corporation.

                  (f)      Fill vacancies in the Board of Directors.

                  (g) Fix compensation of the directors for serving on the Board of Directors or on a committee.

                  Section 4.02. EXECUTIVE COMMITTEE - REGULAR MEETINGS. Regular meetings of the Executive Committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the Executive Committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

                  Section 4.03. EXECUTIVE COMMITTEE - SPECIAL MEETINGS. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee. Notice of any special meeting and any adjournment thereof, shall be mailed to each member, addressed to him at his residence or usual place of business, or be sent to him at such place by telegraph, or be delivered personally, or by telephone not more than the five days before the day on which the meeting is to be held. Notice of any meeting of the Executive Committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. Unless limited by statute, the Articles of Incorporation, these By-Laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the Executive Committee.

                  Section 4.04. EXECUTIVE COMMITTEE - QUORUM AND MANNER OF ACTION. A majority of the members of the Executive Committee in office at the time of any regular or special meeting of the Executive Committee shall be present in person to constitute a quorum for the transaction of business. The vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the Executive Committee. A





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majority of the members present, whether or not a quorum is present, may adjourn any meeting and no notice of an adjourned meeting need be given.

                  Section 4.05. EXECUTIVE COMMITTEES - RECORDS. The Executive Committee may in their discretion or of the discretion of the Board of Directors keep minutes of its proceedings and submit the same, if any, from time to time to the Board of Directors. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as secretary to the Executive Committee; or the Executive Committee may in its discretion appoint its own secretary.

                  Section 4.06. OTHER COMMITTEES. The Board of Directors by resolution adopted by a majority of a full Board of Directors, may designate two or more Directors to act as a Committee with regard to any matter as to which the Board of Directors may delegate its authority, provided that the resolution authorized the creation of such a Committee set forth the scope of such Committee's powers and further provided that any such Committee operate in accordance with the By-Laws of this Corporation as set forth in Sections 4.01 and 4.02 of this Article IV. The designation of any such Committee and the delegation of authority to it shall not operate to relieve the Board of Directors of any responsibility imposed on it by law or him by law.

                                    Article V
                                    OFFICERS

                  Section 5.01. OFFICERS. The elected officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, and a Treasurer. The Board of Directors may also appoint a chairman of the Board and the Board of Directors or the Executive Committee may also appoint one or more Assistant Secretaries and/or one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except that no one person may hold the offices of both President and Vice-President. No one of said officers except the Chairman of the Board (if elected by the Board of Directors) need be a director, but any other officer who is not a director cannot succeed to or fill the office of Chairman of the Board. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.

                  Section 5.02. TERM OF OFFICE AND RESIGNATION. So far as practicable, all elected officers shall be elected at the first meeting of the Board of Directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the next first meeting of the Board of Directors. Any elected or appointed officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon its receipt by any one of the above or at a subsequent time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.03. REMOVAL OF ELECTED OFFICERS. Any officer may be removed at any time, with or without cause, by vote of a majority of the Board of Directors present at any




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meeting at which a quorum is present, except as otherwise required by statute or the Articles of Incorporation.

                  Section 5.04. VACANCIES. If any vacancy shall occur in any office for any reason, the Board of Directors or, in the case of an appointive office, the Executive Committee, may elect or appoint a successor to fill such vacancy for the remainder of the term.

                  Section 5.05. COMPENSATION OF OFFICERS. The compensation, if any, of all elected officers of the Corporation shall be fixed by the Board of Directors.

                  Section 5.06. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected by, and from the members of the Board of Directors. The Chairman shall preside at all meetings of the Stockholders and the Board of Directors. The Chairman shall be the chief executive officer of the corporation and shall, in general, supervise and manage the business affairs of the corporation. The Chairman shall be ex officio, a member of all standing committees and chairman of all committees of the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess all requisite power to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman shall further possess such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 5.07. VICE-CHAIRMAN. The Board of Directors may elect one or more Vice-Chairmen from among its members. The Vice-Chairmen in the order designated by the Board of Directors shall perform the duties of the Chairman of the Board and preside at all meetings of the Stockholders and Board of Directors in the absence of the Chairman of the Board. Except where, by law, the signature of the President or Chairman of the Board is required, a Vice-Chairman shall have the same power as the Chairman to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. A Vice-Chairman shall further perform such other duties and possess such other powers as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 5.08. PRESIDENT. The President shall be elected by, and from the membership of the Board of Directors. The President shall be the chief operating officer of the corporation. The President shall perform the duties of the Chairman of the Board in the absence of the Chairman and any Vice-Chairman of the Board. The President shall further perform such other duties and possess such other powers as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                  Section 5.09. THE VICE-PRESIDENTS. The Board may elect one or more Vice-Presidents and from among their number may designate one or more Executive Vice-Presidents and Senior Vice-Presidents. The Vice-Presidents so appointed shall have such powers and discharge such duties as may be assigned to them, respectively, from time to time by the Board of Directors.




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                  Section 5.10. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board of Directors and committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

                  Section 5.11. THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

                  Section 5.12. REIMBURSEMENT TO CORPORATION. Any payment made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                   Article VI
                                 INDEMNIFICATION

                  Section 6.01. INDEMNIFICATION: THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that




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he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 6.02. INDEMNIFICATION: ACTIONS IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Section 6.03. INDEMNIFICATION: MANDATORY AND PERMISSIVE PAYMENTS.

                  (1) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 or 6.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (2) Any indemnification under Sections 6.01 or 6.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 and 6.02. Such determination shall be made in either of the following ways:




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
                  (a) By the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, except as a greater vote is required by the Articles of Incorporation.

                  (b) If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

                  (c) By the Shareholders.

                  Section 6.04. INDEMNIFICATION: EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 6.01 or 6.02 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Subsection (2) of Section 6.03 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

                  Section 6.05. INDEMNIFICATION: INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under Sections 6.01 to 6.04.

                                   Article VII
                               SHARE CERTIFICATES

                  Section 7.01. FORM: SIGNATURE. Certificated shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Notwithstanding the foregoing, in the event of a distribution of Common Stock by the Corporation's Employees' Stock Ownership Plan and 401(k) Salary Reduction Arrangement ("Plan") to participants in the Plan, the Board of Directors may authorize the issuance of some or all of the shares without certificates.

                  Section 7.02. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and




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
in such other state or states as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

                  Section 7.03. TRANSFER OF SHARES. Transfers of certificated shares shall be made on the books of the Corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify together with such proof of the authenticity of signatures as the Corporation or its agents may reasonably require.

                  Section 7.04. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  Section 7.05. LOST CERTIFICATES. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

                                  Article VIII
                                  MISCELLANEOUS

                  Section 8.01. FISCAL YEAR. The Board of Directors from time to time shall determine the fiscal year (or calendar year) of the Corporation.

                  Section 8.02. SIGNATURES ON NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors.

                  Section 8. 03. DIVIDENDS. Except as otherwise provided in the Articles of Incorporation, dividends upon the shares of the Corporation may be declared and paid as permitted by law in such amounts as the Board of Directors may determine at any annual or special meeting.

                  Section 8.04. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors deems conducive to the interest of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

                  Section 8.05. SEAL. The corporate seal shall consist of two concentric circles between which is the name of the Corporation and in the center of which shall be inscribed "SEAL" and such seal as is impressed on the margin hereof is hereby adopted as the corporate seal being manually impressed thereon; or a facsimile thereof may be used in lieu of such manual impression, and when so used shall be deemed to be the corporate seal if otherwise properly authorized.

                  Section 8.06. CORPORATION OFFICES. The registered office of the Corporation shall be as provided in the Articles of Incorporation. The Corporation may also have offices in such other places as the Board of Directors may from time to time appoint, or the business of the Corporation requires. Such offices may be outside of the State of Michigan.

                                   Article IX
                                   AMENDMENTS

                  Section 9.01. POWER TO AMEND. These By-Laws may be amended, repealed or adopted by the holders of a majority of shares entitled to vote in the election of any directors or by a majority of the Board of Directors, then in office, except as a greater or lesser number of shares or directors is required in the Articles of Incorporation for shareholder action or action of the Board of Directors. Any By-Law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon as herein provided; and any By-Law adopted by the shareholders may be amended or repealed by the Board of Directors, except as limited by statute and except when the shareholders have expressly provided otherwise with respect to any particular By-Law or By-Laws. The notice of any special meeting of the Board of Directors or the shareholders, as the case may be, at which action to amend, repeal or adopt any By-Law or By-Laws is proposed to be taken, shall include the text or a summary of each By-Law proposed to be repealed or adopted or as it is proposed to be amended.

                                    Article X
                                   CHAPTER 7B






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                  Pursuant to the Michigan Business Corporation Act ("Act"), the
Corporation hereby elects to be governed by the provisions of Chapter 7B of the Act.







































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